UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 24, 2016

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 24, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Real Industry, Inc. (the “Company”) approved of a new form of award agreement for restricted stock units in which the number of shares issued pursuant to the award will be based on the Company’s annualized total stockholder return (“TSR”) relative to the TSR of the Russell 2000 Index of companies over the applicable performance period (the “TSR Awards”). The TSR Awards will be made under the Company’s Amended and Restated 2015 Equity Award Plan (the “Plan”) from time to time to employees of the Company, including executive officers.

Issuance and payment of the award in the form of shares of the Company’s common stock will be conditioned and dependent upon the employee’s continued employment during the applicable performance period. The number of shares, if any, earned for the applicable performance period shall be determined by multiplying the “TSR Payout Factor” by the number of restricted stock units granted to the employee in the award agreement (the “TSR Target Share Amount”).  The “TSR Payout Factor” is based on the Company’s compound, annualized TSR for the performance period relative to the compound, annualized TSR for the Russell 2000 Index. Initial grants of TSR Awards under the Plan will have a TSR Payout Factor based on the following table:

If the Company’s Compound Annualized TSR against the Russell 2000 Index is:	TSR Payout Factor (% of TSR Target Share Amount)
More than 8 percentage points below the Russell 2000 Index TSR	0%
8 percentage points below the Russell 2000 Index TSR	50%
Equal to the Russell 2000 Index TSR	100%
8 or more percentage points above the Russell 2000 Index TSR	150%

The TSR Payout Factor may be adjusted from time to time by the Compensation Committee with respect to subsequent grants of TSR Awards under the Plan.

For purposes of the TSR Awards, TSR is equal to the cumulative percentage change in stock price from the beginning to the end of the performance period, plus the assumed reinvestment of all regular and extraordinary dividends over the performance period, expressed on a compound, annualized basis.  The stock price at the beginning of the performance period will be the average closing stock price over the 30 trading days immediately preceding the start of the performance period, and the stock price at the end of the performance period will be the average closing stock price over the trading days in the last 30 days of the performance period.

If the Company’s annualized return (including assumed reinvestment of dividends and distributions) for the performance period is equal to or between any of the ranges of annualized returns set forth in the table of the award agreement, then the calculation of the TSR Payout Factor shall be linearly interpolated between the respective TSR annualized returns and TSR Payout Factors in such table.

The foregoing description of the terms of the form agreement for TSR Awards under the Plan is not complete and is subject to and qualified in its entirety by the form agreement for TSR Awards, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Real Industry, Inc. 2015 Equity Award Plan TSR Performance Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: February 24, 2016	By:	/s/ Kyle Ross
	Name:	Kyle Ross
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Real Industry, Inc. 2015 Equity Award Plan TSR Performance Award Agreement.